UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2015

Date of Report

(Date of earliest event reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-184795	99-0379615
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(866) 731-8882

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2015, Louis J. Zant, III, resigned as Chief Executive Officer and as a director of That Marketing Solution, Inc., a Nevada corporation (the “Company”).  Mr. Zant’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  On the same date, the Company and Mr. Zant executed a Severance Agreement and Full Release of All Claims setting forth the terms of Mr. Zant’s separation from the Company (the “Agreement”).  Under the terms of the Agreement, the Company agreed to pay Mr. Zant severance compensation as follows:

•

The sum of $5,642.90, representing the entire amount that Mr. Zant was entitled to receive for services rendered, including salary up to February 18, 2015, the last day of his employment;

•

The sum of $4,337.10 to be paid on or before March 3, 2015, as bonus compensation for Mr. Zant’s services; and

•

The sum of $3,000 to be paid on or before March 17, 2015, as additional bonus compensation for Mr. Zant’s services.

In addition, each party agreed to release the other from any and all causes of action, claims and obligations related to Mr. Zant’s employment with or resignation from the Company.  The Agreement also contains customary confidentiality and non-disparagement provisions.  See Exhibit 10 of this Current Report.

On February 20, 2015, the Company’s sole director, Darren Lopez, resolved to appoint himself as Chief Executive Officer and Chairman of the Board of Directors.  On the same date, Mr. Lopez appointed Matthew Smith:  (i) to fill the vacancy on the Board of Directors resulting from Mr. Zant’s resignation; and (ii) to serve as the Company’s President, and to serve in such capacities until the next annual meetings of the Company’s stockholders and Board of Directors, respectively, or until his prior resignation or termination.  Mr. Smith consented to serve in such capacities on the same date.

Mr. Smith is 53 years of age and has 25 years’ experience in the pharmaceutical, biotech and nutritional sciences industries.  Prior to his appointment as managing director of LFT Technologies, a private biotech company in 2002, he had worked for Pfizer, Inc. for 15 years, where he had helped launch eight products in the United States, including blockbusters Diflucan, Zoloft and Viagra.  In 2005, Mr. Smith became Chief Business Officer of Meyer Pharmaceuticals, where he was responsible for strategic business planning and execution and forming several joint ventures and business relationships to facilitate US and Asia markets.  In 2011, Mr. Smith founded and served as Chief Executive Officer of AMG, Inc., where he led the manufacturing plant and worked in marketing and sales in the nutrition and personal care markets in the US, Europe and Asia.

There are no family relationships between Mr. Smith and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Except as disclosed in its Current Report on Form 8-K dated November 28, 2014, which was filed with the Securities and Exchange Commission on December 4, 2014, since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount exceeds $120,000 and in which Mr. Smith had or will have a direct or indirect material interest.

Following the above-referenced changes to its management team and its Board of Directors, the Company intends to continue with its business plan relating to manufacturing, marketing and sales of nutritional and personal care products.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description of Exhibit

10

Severance Agreement and Full Release of All

Claims dated February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION,

INC., a Nevada corporation

Date:  February 23, 2015

/s/ Darren Lopez

                        Darren Lopez, Chief Executive

Officer